EXHIBIT 99.3

ENVIVA PARTNERS, LP AND SUBSIDIARIES
Index to Unaudited Pro Forma Combined Financial Statements

Page
Unaudited Pro Forma Combined Balance Sheet	1
Unaudited Pro Forma Combined Statements of Operations for the Three Months ended March 31, 2020	2
Unaudited Pro Forma Combined Statements of Operations for the Year ended December 31, 2019	3
Unaudited Pro Forma Combined Statements of Operations for the Year ended December 31, 2018	4
Notes to Unaudited Pro Forma Combined Financial Statements	5

i

ENVIVA PARTNERS, LP AND SUBSIDIARIES
Unaudited Pro Forma Combined Balance Sheet
March 31, 2020
(In thousands)

	Enviva Partners, LP	Enviva Pellets Greenwood Holdings II, LLC	Pro Forma Adjustments		Enviva Partners, LP Pro Forma
Assets
Current assets:
Cash and cash equivalents	$5,311	$24	$132,000	(a)
			(131,603)	(b)	$5,732
Accounts receivable	79,637	—	—		79,637
Related-party receivables	—	1,410	(1,410)	(c)	—
Other receivables	—	1,379	—		1,379
Inventories	40,506	5,164	—		45,670
Prepaid expenses and other current assets	7,380	32	—		7,412
Total current assets	132,834	8,009	(1,013)		139,830
Property, plant and equipment, net	766,862	106,314	—		873,176
Operating lease right-of-use assets, net	32,270	8,077	—		40,347
Intangible assets, net	—	964	—		964
Goodwill	85,615	—	—		85,615
Other long-term assets	7,940	71	—		8,011
Total assets	$1,025,521	$123,435	$(1,013)		$1,147,943
Liabilities and Partners’ Capital
Current liabilities:
Accounts payable	$32,636	$2,622	$—		$35,258
Related-party payables, net	2,480	1,906	(1,410)	(c)	2,976
Accrued and other current liabilities	50,370	5,715	4,912	(a)
			1,000	(b)	61,997
Current portion of interest payable	13,667	118	—		13,785
Current portion of long-term debt and finance lease obligations	7,583	2,674	—		10,257
Total current liabilities	106,736	13,035	4,502		124,273
Long-term debt and finance lease obligations	667,785	34,370	—		702,155
Long-term operating lease liabilities	33,228	6,879	—		40,107
Other long-term liabilities	2,924	—	—		2,924
Total liabilities	810,673	54,284	4,502		869,459
Commitments and contingencies

Partners’ capital:
Limited partners' interest	364,645	—	127,088	(a)
			(1,000)	(b)	490,733
General partner	(101,611)	—	(131,603)	(b)
			69,151	(b)	(164,063)
Accumulated other comprehensive income	6	—	—		6
Total Enviva Partners, LP partners' capital	263,040	—	63,636		326,676
Noncontrolling member's interest	(48,192)	—	—		(48,192)
Total partners' capital	214,848	—	63,636		278,484
Member's capital	—	69,151	(69,151)	(b)	—
Total partners’ and member's capital	214,848	69,151	(5,515)		278,484
Total liabilities and partners’ and member's capital	$1,025,521	$123,435	$(1,013)		$1,147,943

ENVIVA PARTNERS, LP AND SUBSIDIARIES
Unaudited Pro Forma Combined Statement of Operations
For the Three Months ended March 31, 2020
(In thousands, except per unit amounts)

	Enviva Partners, LP	Enviva Pellets Greenwood Holdings II, LLC	Pro Forma Adjustments		Enviva Partners, LP Pro Forma
Product sales	$197,853	$—	$—		$197,853
Related-party product sales	—	8,587	(8,587)	(d)	—
Other revenue	6,624	—	(606)	(d)	6,018
Net revenue	204,477	8,587	(9,193)		203,871
Cost of goods sold	163,530	15,584	(8,403)	(d)	170,711
Depreciation and amortization	13,640	2,775	—		16,415
Total cost of goods sold	177,170	18,359	(8,403)		187,126
Gross margin	27,307	(9,772)	(790)		16,745
General and administrative expenses	1,763	—	—		1,763
Related-party management services agreement fee	7,689	597	—		8,286
Total general and administrative expenses	9,452	597	—		10,049
Income (loss) from operations	17,855	(10,369)	(790)		6,696
Other income (expense):
Interest expense	(10,394)	(588)	—		(10,982)
Other income, net	172	—	—		172
Total other expense, net	(10,222)	(588)	—		(10,810)
Net income (loss)	7,633	(10,957)	(790)		(4,114)
Less net loss attributable to noncontrolling members’ interests	—	—	—		—
Enviva Partners, LP limited partners’ interest in net income (loss)	$7,633	$(10,957)	$(790)		$(4,114)

Net income (loss) per limited partner common unit:
Basic	$0.10		$(0.32)	(e)	$(0.22)
Diluted	$0.09		$(0.31)	(e)	$(0.22)
Weighted-average number of limited partner units outstanding:
Common—basic	33,551		4,062	(e)	37,613
Common—diluted	35,436		2,177	(e)	37,613

ENVIVA PARTNERS, LP AND SUBSIDIARIES
Unaudited Pro Forma Combined Statement of Operations
Year ended December 31, 2019
(In thousands, except per unit amounts)

	Enviva Partners, LP	Enviva Pellets Greenwood, LLC	Pro Forma Adjustments		Enviva Partners, LP Pro Forma
		(Predecessor)
Product sales	$674,251	$—	$—		$674,251
Related-party product sales	—	38,648	(38,648)	(d)	—
Other revenue	10,142	—	(1,789)	(d)	8,353
Net revenue	684,393	38,648	(40,437)		682,604
Cost of goods sold, excluding depreciation and amortization	549,701	65,163	(40,892)	(d)	573,972
Loss on disposal of assets	3,103	—	—		3,103
Depreciation and amortization	50,521	11,933	—		62,454
Total cost of goods sold	603,325	77,096	(40,892)		639,529
Gross margin	81,068	(38,448)	455		43,075
General and administrative expenses	11,897	—	—		11,897
Related-party management services agreement fee	24,492	2,547	—		27,039
Total general and administrative expenses	36,389	2,547	—		38,936
Income (loss) from operations	44,679	(40,995)	455		4,139
Other income (expense):
Interest expense	(39,344)	(2,490)	—		(41,834)
Early retirement of debt obligation	(9,042)	—	—		(9,042)
Other income (expense), net	764	(350)	—		414
Total other expense, net	(47,622)	(2,840)	—		(50,462)
Net loss	(2,943)	(43,835)	455		(46,323)
Less net loss attributable to noncontrolling members' interests	—	—	—		—
Enviva Partners, LP limited partners' interest in net loss	$(2,943)	$(43,835)	$455		$(46,323)

Net loss per limited partner common unit:
Basic and diluted	$(0.54)		$(1.15)	(e)	$(1.69)
Weighted-average number of limited partner units outstanding:
Common—basic and diluted	31,791		4,062	(e)	35,853

ENVIVA PARTNERS, LP AND SUBSIDIARIES
Unaudited Pro Forma Combined Statement of Operations
Year ended December 31, 2018
(In thousands, except per unit amounts)

	Enviva Partners, LP	Enviva Pellets Greenwood, LLC	Pro Forma Adjustments		Enviva Partners, LP Pro Forma
		(Predecessor)
Product sales	$564,010	$—	$—		$564,010
Related-party product sales	—	22,943	(22,943)	(d)	—
Other revenue	9,731	—	(2,232)	(d)	7,499
Net revenue	573,741	22,943	(25,175)		571,509
Cost of goods sold, excluding depreciation and amortization	461,735	40,612	(26,587)	(d)	475,760
Loss on disposal of assets	2,386	—	—		2,386
Depreciation and amortization	40,179	10,014	—		50,193
Total cost of goods sold	504,300	50,626	(26,587)		528,339
Gross margin	69,441	(27,683)	1,412		43,170
General and administrative expenses	10,545	—	—		10,545
Related-party management services agreement fee	17,096	1,500	—		18,596
Total general and administrative expenses	27,641	1,500	—		29,141
Income (loss) from operations	41,800	(29,183)	1,412		14,029
Other income (expense):
Interest expense	(36,471)	(2,137)	—		(38,608)
Early retirement of debt obligation	(751)	—	—		(751)
Other income	2,374	—	—		2,374
Total other expense, net	(34,848)	(2,137)	—		(36,985)
Net income (loss)	6,952	(31,320)	1,412		(22,956)
Less net loss attributable to noncontrolling members' interests	—	—	—		—
Enviva Partners, LP limited partners' interest in net income (loss)	$6,952	$(31,320)	$1,412		$(22,956)

Net income (loss) per limited partner common unit:
Basic	$0.04		$(0.99)	(e)	$(0.95)
Diluted	$0.04		$(0.99)	(e)	$(0.95)
Net income (loss) per limited partner subordinated unit:
Basic	$0.04		$(0.99)	(e)	$(0.95)
Diluted	$0.04		$(0.99)	(e)	$(0.95)
Weighted-average number of limited partner units outstanding:
Common - basic	21,533		4,062	(e)	25,595
Common - diluted	22,553		3,042	(e)	25,595
Subordinated - basic and diluted	4,893		—		4,893

ENVIVA PARTNERS, LP AND SUBSIDIARIES
Notes to Unaudited Pro Forma Combined Financial Statements
(In thousands, except number of units, per unit amounts and unless otherwise noted)
(Unaudited)

(1) Basis of Presentation
The unaudited pro forma combined financial statements of Enviva Partners, LP and subsidiaries (“we,” “us,” “our,” or the “Partnership”) consist of a combined balance sheet at March 31, 2020 and combined statements of operations for the three months ended March 31, 2020 and the years ended December 31, 2019 and 2018, which reflect our acquisition of all of the issued and outstanding limited liability company interests in Enviva Pellets Greenwood Holdings II, LLC (“Greenwood Holdings II”) on July 1, 2020 from Enviva Development Holdings, LLC (“DevCo”), a wholly owned subsidiary of our sponsor, Enviva Holdings, LP (the “Sponsor”). Greenwood Holdings II owns a 100% member interest in Enviva Pellets Greenwood Holdings, LLC (“Greenwood Holdings”), which owns a 100% membership interest in Enviva Pellets Greenwood, LLC (“Greenwood”). Greenwood owns a wood pellet production plant in Greenwood, South Carolina (the “Greenwood plant”). We refer to this acquisition as the “Greenwood Drop-Down.” Pursuant to the Greenwood Drop-Down, the Sponsor will assign to the Partnership certain of its rights and obligations under certain off-take and shipping contracts. The closing occurred on July 1, 2020. The unaudited pro forma combined financial statements of the Partnership also reflect our issuance of common units representing limited partnership interests in the Partnership (“Common Units”) on June 23, 2020 related to the Greenwood Drop-Down.
The unaudited pro forma combined financial statements included herein have been derived from the following historical financial statements:
•the audited consolidated statements of operations of the Partnership for the year ended December 31, 2019 and 2018;
•the unaudited condensed consolidated financial statements of the Partnership at and for the three months ended March 31, 2020;
•the audited statements of operations of Greenwood for the year ended December 31, 2019;
•the unaudited condensed financial statements of Greenwood at and for the three months ended March 31, 2020 and 2019.
The unaudited pro forma combined balance sheet has been prepared as if the Greenwood Drop-Down had occurred on March 31, 2020. The unaudited combined statements of operations for the three months ended March 31, 2020 and for the years ended December 31, 2019 and 2018 have been prepared as if the Greenwood Drop-Down had occurred on January 1, 2018. The historical financial information has been adjusted in the unaudited combined pro forma financial statements to give effect to pro forma events that are (1) directly attributable to the Greenwood Drop-Down, (2) factually supportable and (3) with respect to the unaudited pro forma combined statements of operations, expected to have a continuing impact on the Partnership’s results of operations following the Greenwood Drop-Down. The unaudited pro forma combined financial statements should be read in conjunction with the related notes, which are included herein, the financial statements and notes included in the Partnership's Annual Report on Form 10-K for the year ended December 31, 2019 and Quarterly Report on Form 10-Q for the three months ended March 31, 2020, the audited financial statements of Greenwood as of and for the year ended December 31, 2019 and the unaudited condensed financial statements of Greenwood Holdings II as of and for the three months ended March 31, 2020 and 2019.
Contribution Agreement
On June 18, 2020, the Partnership entered into a contribution agreement (the “Contribution Agreement”) with DevCo and the Sponsor pursuant to which DevCo contributed to the Partnership all of the issued and outstanding limited liability company interests of Greenwood Holdings II for total consideration of $132.0 million, subject to certain adjustments. On July 1, 2020, the Partnership paid total cash consideration of $131.6 million in connection with the closing of Greenwood Drop-Down in part to DevCo and in part to satisfy certain payment obligations of DevCo. In addition, Greenwood Holdings II's liabilities include a $40.0 million, third-party note bearing interest at 2.5% per year that the Partnership guaranteed at closing.
The Greenwood plant, which commenced operations in October 2016, is currently permitted to produce approximately 500,000 metric tons per year (“MTPY”) of wood pellets and transports its production via rail service to the Partnership’s marine terminal at the Port of Wilmington, North Carolina. At the closing of the Greenwood Drop-Down, the Partnership plans to invest $28.0 million to expand the Greenwood plant’s production capacity to 600,000 MTPY by the end of 2021, subject to receiving the necessary permits.

ENVIVA PARTNERS, LP AND SUBSIDIARIES
Notes to Unaudited Pro Forma Combined Financial Statements (Continued)
(In thousands, except number of units, per unit amounts and unless otherwise noted)
(Unaudited)
At the closing of the Greenwood Drop-Down on July 1, 2020, the Partnership and Enviva Management Company, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Sponsor (“Enviva Management”), entered into an agreement pursuant to which (i) an aggregate of approximately $37.0 million in management services and other fees that otherwise would be owed by the Partnership under the Partnership’s management services agreement with Enviva Management will be waived with respect to the period from July 1, 2020 through the fourth quarter of 2021 and (ii) Enviva Management will continue to waive certain management services and other fees during 2022 unless and until the Greenwood plant’s production volumes equal or exceed 50,000 metric tons in any calendar month, in each case, to provide cash flow support to the Partnership during the planned expansion project. The Sponsor also entered into a Make-Whole Agreement, pursuant to which the Sponsor will reimburse the Partnership for any construction cost incurred for the planned expansion project in excess of $28.0 million.
Pursuant to the Contribution Agreement and the Greenwood Drop-Down, on July 1, 2020, the Sponsor assigned five biomass off-take agreements to the Partnership (collectively, the “Associated Off-Take Contracts”). The Associated Off-Take Contracts call for aggregate annual deliveries of 1.4 million MTPY, mature between 2031 and 2041 and have an aggregate revenue backlog of $5.3 billion. The Sponsor also assigned two fixed-rate shipping contracts and partially assigned two additional fixed-rate shipping contracts to the Partnership. The Associated Off-Take Contracts were assigned to fully contract The shipping contracts were assigned to facilitate transportation of those produced wood pellets.
The Greenwood Drop-Down was deemed a transaction among entities under common control and accounted for on the carryover basis of accounting on July 1, 2020, the date of acquisition.
Private Placement Agreement
On June 18, 2020, the Partnership entered into a Common Unit Purchase Agreement (the “Unit Purchase Agreement”) with certain investors (the “Investors”) to sell 6,153,846 Common Units in a private placement at a price of $32.50 per Common Unit for gross proceeds of $200.0 million (the “Private Placement”). Approximately $132.0 million of the net proceeds of the Private Placement were used to fund a portion of the consideration for the Greenwood Drop-Down and the remaining net proceeds will be used to fund a portion of the Greenwood plant expansion project described above, to fund a portion of the purchase price for a separate third-party acquisition, and for general partnership purposes. The closing of the Private Placement occurred on June 23, 2020.
(2) Pro Forma Adjustments and Assumptions
The pro forma adjustments are based upon currently available information and certain estimates and assumptions. The actual effect of the transactions ultimately may differ from the pro forma adjustments included herein. However, management believes that the assumptions used to prepare the pro forma adjustments provide a reasonable basis for presenting the significant effects of the transactions as currently contemplated and that the pro forma adjustments are factually supportable, give appropriate effect to the expected impact of events that are directly attributable to the transactions, and reflect those items expected to have a continuing impact on the Partnership. The unaudited pro forma combined financial statements may not be indicative of the results that actually would have occurred if the Partnership had completed the transactions on the dates indicated or that could be achieved in the future.
The Greenwood Drop-Down was deemed a transaction among entities under common control and accounted for on the carryover basis of accounting on July 1, 2020, the date of acquisition. Any recognized consideration transferred in such a transaction exceeds the carrying value of the net assets acquired, the excess is treated as a capital distribution to the General Partner.
Adjustments to the Unaudited Pro Forma Combined Balance Sheet:
(a) Reflects approximately $132.0 million gross cash proceeds from the issuance of approximately 4,061,538 Common Units under the Unit Purchase Agreement used to fund a portion of the Greenwood Drop-Down. Transaction costs for the Private Placement of approximately $4.9 million are included in accrued and other current liabilities. Net proceeds from the Private Placement of approximately $127.1 million are included in limited partners interest.
(b) Reflects the contribution of all of the issued and outstanding limited liability interests of Greenwood Holdings II for total cash consideration of $131.6 million, representing total purchase price of $132.0 million net of certain initial adjustments of $0.4 million. The excess consideration of $131.6 million over Greenwood’s net assets of $69.2 million is included in General Partner interests. Estimated transaction costs of $1.0 million are included in accrued and other current liabilities.

ENVIVA PARTNERS, LP AND SUBSIDIARIES
Notes to Unaudited Pro Forma Combined Financial Statements (Continued)
(In thousands, except number of units, per unit amounts and unless otherwise noted)
(Unaudited)
(c) Reflects the elimination of related-party accounts receivable and related-party accounts payable balances.
Adjustments to the Unaudited Pro Forma Combined Statements of Operations:
(d) Reflects the elimination of related-party product sales, related-party other revenue and related-party cost of goods sold.
(e) Reflects the calculation of earnings per Common Unit and weighted average basic and diluted Common Units outstanding assuming the issuance of 4,061,538 Common Units under the Unit Purchase Agreement were outstanding as of January 1, 2018.